UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 29, 2025

AGL PRIVATE CREDIT INCOME FUND

(Exact Name of Registrant as Specified in Its Charter)

814-01782

(Commission File Number)

Delaware	99-4917603
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

535 Madison Avenue, 24th Floor,

New York, NY 10022

(Address of principal executive offices) (Zip code)

(212) 973-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On December 29, 2025, AGL Private Credit Income Fund (the “Company”) closed the sale of 2,139,495.08 of the Company’s common shares of beneficial interest, par value $0.001 per share (the “Common Shares”), for an aggregate offering price of $50,000,000. This capital was called pursuant to a drawdown notice delivered to shareholders of the Company on December 12, 2025.

The sale of Common Shares was made pursuant to subscription agreements entered into by the Company and its shareholders. Under the terms of the subscription agreements, shareholders are required to fund drawdowns to purchase Common Shares up to the amount of their respective capital commitments on an as-needed basis with a minimum of 10 days’ prior notice to shareholders.

The issuance of the Common Shares is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder. The Company relied, in part, upon representations from the shareholders in the subscription agreements that each shareholder was an accredited investor as defined in Regulation D under the Securities Act.

Item 7.01. Regulation FD Disclosure

Recent Developments

From, but excluding, September 30, 2025 through, and including, December 29, 2025, the Company committed to the following additional investment transactions, representing aggregate commitments of approximately $286.4 million. At the time of commitment, these investments carried a weighted average loan-to-value ratio of 33.8% based upon the respective portfolio company financial statements.

Investments	Reference Rate and Spread	Acquisition Date	Maturity Date	Commitment ($)	Initial Funded Par ($)
Non-controlled/Non-affiliated
Debt investments
Automotive Components
First Brands Group, LLC	SOFR + 10.00%	10/2/2025	6/29/2026	$12,622	$12,622
Diversified Consumer Services
Wrench Group LLC	SOFR + 4.75%	10/1/2025	9/3/2032	35,000	27,500
Diversified Financial Services
Cliffwater LLC	SOFR + 5.00%	11/3/2025	4/22/2032	12,904	11,781
Electronic Equipment, Instruments & Components
Maverick Power, LLC	SOFR + 5.00%	11/4/2025	5/4/2031	100,000	100,000
Energy Equipment & Services
Edition Holdings, Inc.	SOFR + 4.50%	12/18/2025	12/20/2032	42,166	27,787
Health Care Technology
Continental Buyer, Inc.	SOFR + 4.75%	10/21/2025	4/2/2031	45,000	35,000
IT Services
OLO Parent, Inc.	SOFR + 4.50%	12/22/2025	9/13/2032	1,240	1,240
Software
Flexera Software LLC	SOFR + 4.75%	12/29/2025	8/15/2032	10,060	10,060
MRI Software LLC	SOFR + 4.75%	10/2/2025	2/10/2028	2,690	28
NAVEX Global Holdings Corporation	SOFR + 5.00%	10/14/2025	10/14/2032	24,760	16,610

Total debt investments				$286,442	$242,628

During the fourth quarter of 2025, the Company disposed of its entire exposure to First Brands Group, LLC.

The following table sets forth certain characteristics of our investment portfolio as of December 29, 2025. Weightings in this table are based on the funded par value of each respective investment as of December 29, 2025. All portfolio company information is presented as of the origination date of each investment.

As of December 29, 2025
Weighted average net leverage	5.6x
Weighted average loan-to-value	41.9%
Weighted average interest coverage	2.0x
Financial sponsor backed	92.2%

The information presented under Item 7.01 is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as may be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 2, 2026

AGL PRIVATE CREDIT INCOME FUND

By:	/s/ TAYLOR BOSWELL
Taylor Boswell
Chief Executive Officer